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                                                                    EXHIBIT 10.2










                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                   UNIVERSITY TOWERS OPERATING PARTNERSHIP, LP

                              DATED: ________, 2004








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                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                   UNIVERSITY TOWERS OPERATING PARTNERSHIP, LP

                                    RECITALS:

         University Towers Operating Partnership, LP (the "Partnership") was formed as a limited partnership under the laws of the State of Delaware by the filing of a Certificate of Limited Partnership with the Secretary of State of Delaware on September 1, 2004. The General Partner and Education Realty Operating Partnership, LP, a Delaware limited partnership, entered into the Agreement of Limited Partnership of the Partnership as of ________ _____, 2004. The General Partner now desires to amend and restate such agreement.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

         Whenever used in this Agreement, the following terms shall have the meanings respectively assigned to them in this Article I, unless otherwise expressly provided herein or unless the context otherwise requires:

         "ACT" shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et. seq., as amended, supplemented or restated from time to time, and any successor to such statute.

         "ADDITIONAL FUNDS" has the meaning set forth in Section 4.4 hereof.

         "ADDITIONAL LIMITED PARTNER" shall mean a Person admitted to this Partnership as a Limited Partner pursuant to and in accordance with this Agreement.

         "AFFILIATE" of another Person shall mean (a) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person; (d) any officer, director, member or partner of such other Person; and (e) if such other Person is an officer, director, member or partner in a company, the company for which such Person acts in any such capacity.

         "AGREED VALUE" shall mean the fair market value of Contributed Property as agreed to by the contributing partner and the Partnership, using such reasonable method of valuation as they may adopt.


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

         "AGREEMENT" shall mean this Amended and Restated Agreement of Limited Partnership of University Towers Operating Partnership, LP, as amended from time to time.

         "BANKRUPTCY CODE" shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. Sections 101 ET SEQ., and as hereafter amended from time to time.

         "BUSINESS DAY" shall mean any day when the New York Stock Exchange is open for trading.

         "CAPITAL ACCOUNT" shall mean, as to any Partner, the account established and maintained for such Partner pursuant to Section 5.3 hereof.

         "CAPITAL CONTRIBUTION" shall mean the amount in cash or the Agreed Value of Contributed Property contributed by each Partner (or his original predecessor in interest) to the capital of the Partnership for his interest in the Partnership.

         "CAPITAL TRANSACTION" means any of (i) a transaction where any debt or liability to which a Property is subject is refinanced; (ii) a sale or exchange of all or a part of a Property outside of the ordinary course of the business of the Partnership, or (iii) the condemnation or casualty of all or any part of any Property.

         "CASH AMOUNT" means an amount of cash per Common Partnership Unit equal to the Value on the Valuation Date of the REIT Common Shares Amount.

         "CASH FLOW" shall mean the excess of cash revenues actually received by the Partnership in respect of Partnership operations for any period, and the amount of any reduction in reserves of the Partnership, over Operating Expenses for such period. Cash Flow shall not include Disposition Proceeds.

         "CERTIFICATE OF FORMATION" means the Certificate of Formation of the General Partner filed with the Secretary of State of the State of Delaware, as amended or restated from time to time.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any succeeding provision of the Code.

         "COMMISSION" shall mean the U.S. Securities and Exchange Commission.

         "COMMON PARTNERSHIP INTEREST" shall mean an ownership interest in the Partnership, other than a Preferred Partnership Interest, and includes any and all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

         "COMMON PARTNERSHIP UNIT" shall mean a fractional, undivided share of the Common Partnership Interests of all Partners issued hereunder. At all times there shall be maintained an


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equivalency of Common Partnership Units and REIT Common Shares, except as otherwise provided herein.

         "COMMON PERCENTAGE INTEREST" shall mean the percentage ownership interest in the Common Partnership Units of each Partner, as determined by dividing the Common Partnership Units owned by a Partner by the total number of Common Partnership Units then outstanding.

         "COMPANY" means Education Realty Trust, Inc., a Maryland corporation.

         "CONTRIBUTED PROPERTY" shall mean a Partner's interest in property or other consideration (excluding services and cash) contributed to the Partnership by such Partner.

         "CONVERSION FACTOR" shall mean 1.0; PROVIDED, HOWEVER, that in the event the Company (i) declares or pays a dividend on its outstanding REIT Common Shares in REIT Common Shares or makes a distribution to all holders of its outstanding REIT Common Shares in REIT Common Shares, (ii) subdivides its outstanding REIT Common Shares, or (iii) combines its outstanding REIT Common Shares into a smaller number of REIT Common Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Common Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; PROVIDED, HOWEVER, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

         "DISPOSITION PROCEEDS" shall mean proceeds received by the Partnership as a result of a Capital Transaction decreased by the amount of such proceeds applied to (i) pay all debts and liabilities of the Partnership that are required to be repaid as a result of such Capital Transaction and any debts and liabilities which the General Partner elects to cause the Partnership to pay with such proceeds; (ii) the costs and expenses of the Capital Transaction; and
(iii) the establishment or increase of reasonable reserves.

         "EVENT OF BANKRUPTCY" shall mean as to any Person the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within ninety (90) days of the filing thereof); insolvency of such Person as finally determined by a court of competent jurisdiction; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of such Person's assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by


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another, but if such proceeding is commenced by another, only if such Person indicates his approval of such proceeding, or such proceeding is contested by such Person and has not been finally dismissed within ninety (90) days.

         "GENERAL PARTNER" shall mean University Towers OP GP, LLC, a Delaware limited liability company, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

         "GENERAL PARTNERSHIP INTEREST" shall mean the ownership interest of a General Partner in the Partnership.

         "GOVERNMENT OBLIGATIONS" shall mean securities that are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust as custodian with respect to any such obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

         "INDEMNITEE" shall mean (i) any Person made a party to a proceeding by reason of his or her status as (A) the General Partner or (B) a director, officer, employee or agent of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

         "INITIAL CONTRIBUTED ASSETS" shall mean those properties identified as Initial Contributed Assets on Exhibit A hereto.

         "IRS" shall mean the Internal Revenue Service.

         "LIMITED PARTNER" shall mean any Person named as a Limited Partner on Exhibit A attached hereto and any Person who becomes a Substitute Limited Partner pursuant to Section 9.6 hereof or an Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

         "LIMITED PARTNERSHIP INTEREST" shall mean the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of the Act.


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         "NOTICE OF REDEMPTION" shall mean the Notice of Exercise of Redemption
Right substantially in the form attached as Exhibit C hereto.

         "OFFERING" shall mean the offer and sale by the Company of REIT Common Shares for sale to the public pursuant to the Prospectus.

         "OPERATING EXPENSES" shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expense of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; PROVIDED, HOWEVER, that Operating Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary that are owned by the General Partner or the Company directly.

         "PARTNER" shall mean the General Partner or any Limited Partner.

         "PARTNERSHIP" shall mean University Towers Operating Partnership, LP, a Delaware limited partnership.

         "PARTNERSHIP INTEREST" shall mean an ownership interest in the Partnership and includes any and all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

         "PARTNERSHIP RECORD DATE" shall mean the record date established by the General Partner for the distribution of Cash Flow pursuant to Section 8.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its member of some or all of its portion of such distribution.

         "PARTNERSHIP UNIT" means a Common Partnership Unit, a Preferred Partnership Unit or an other fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to this Agreement. The Partnership Units of the Partners shall be set forth on Exhibit A, as may be amended from time to time.

         "PERSON" shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

         "PREFERRED PARTNERSHIP INTEREST" shall mean an ownership interest in the Partnership, having a preference in payment of distributions or on liquidation, and includes any and all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

         "PREFERRED PARTNERSHIP UNIT" shall mean a fractional, undivided share of the Preferred Partnership Interests of all Partners issued hereunder.


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         "PREFERRED PERCENTAGE INTEREST" shall mean the percentage ownership interest in the Preferred Partnership Units of each Partner, as determined by dividing the Preferred Partnership Units owned by a Partner by the total number of Preferred Partnership Units then outstanding.

         "PROPERTY" shall mean that certain real property more particularly described on Exhibit D attached hereto and all improvements now or hereafter constructed thereon.

         "PROSPECTUS" shall mean the final prospectus, dated ______ ___, 200__, delivered to purchasers of REIT Shares in the Offering.

         "REDEEMING PARTNER" shall have the meaning provided in Section 7.4(a) hereof.

         "REDEMPTION RIGHT" shall have the meaning provided in Section 7.4(a) hereof.

         "REIT" shall mean a real estate investment trust under Sections 856 through 860, inclusive, of the Code.

         "REIT COMMON SHARE" shall mean a share of the common shares of the Company.

         "REIT COMMON SHARES AMOUNT" shall mean a whole number of REIT Common Shares equal to the product of the number of Common Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor in effect on the Specified Redemption Date (rounded down to the nearest whole number in the event such product is not a whole number). Notwithstanding the foregoing, in the event the Company at any time issues to all holders of REIT Common Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Common Shares, or any other securities or property (collectively, the "Rights"), which Rights have not expired pursuant to their terms, then the REIT Common Shares Amount thereafter shall also include such Rights that a holder of that number of REIT Common Shares would be entitled to receive.

         "REIT EXPENSES" means (i) costs and expenses relating to the formation and continuity of existence of the Company and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the Company, (ii) costs and expenses relating to the public offering and registration of securities or private offering of securities by the Company and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offering of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, including filings with the Commission, (iv) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission, and (v) all other operating or administrative costs of the Company, including, without limitation, insurance premiums, and legal, accounting and directors' fees, incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

         "REIT PREFERRED SHARE" shall mean a share of the preferred shares of the Company.

         "REIT SHARE" shall mean a REIT Common Share or a REIT Preferred Share.


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         "SPECIFIED REDEMPTION DATE" shall mean, with respect to a given
Partner, the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption, provided that no Specified Redemption Date may occur with respect to any Unit before one year after such Unit is issued by the Partnership.

         "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities, or (ii) the outstanding equity interests, are owned, directly or indirectly, by such Person.

         "SUBSTITUTE GENERAL PARTNER" has the meaning set forth in Section 9.2.

         "SUBSTITUTE LIMITED PARTNER" shall mean any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.6 hereof.

         "SURVIVING PARTNER" has the meaning set forth in Section 9.1(c) hereof.

         "TRANSACTION" has the meaning set forth in Section 9.1(b) hereof.

         "TRANSFER" has the meaning set forth in Section 9.5(a) hereof.

         "TREASURY REGULATIONS" shall mean the federal income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "UPREIT PARTNERSHIP" shall mean Education Realty Operating Partnership, LP, a Delaware limited partnership.

         "VALUATION DATE" shall mean the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

         "VALUE" shall mean, with respect to a REIT Common Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Common Shares are listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the REIT Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten
(10) days prior to the date in question) for which prices have been so reported; PROVIDED, HOWEVER, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Common Shares shall be determined by the General Partner acting in good


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faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Common Shares Amount includes rights that a holder of REIT Common Shares would be entitled to receive, and the General Partner acting in good faith determines that the value of such rights is not reflected in the Value of the REIT Common Shares determined as aforesaid, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                   ARTICLE II
            PARTNERSHIP CONTINUATION; ADMISSION OF LIMITED PARTNERS;
                  NAME; PLACE OF BUSINESS AND REGISTERED AGENT

         SECTION 2.1 CONTINUATION. The Partners hereby agree to continue the Partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

         SECTION 2.2 CERTIFICATE OF LIMITED PARTNERSHIP; OTHER FILINGS. The General Partner shall prepare (or caused to be prepared), execute, acknowledge, record and file at the expense of the Partnership, a Certificate of Limited Partnership and all requisite fictitious name statements and notices in such places and jurisdictions as may be required by the Act or necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

         SECTION 2.3 ADDITIONAL LIMITED PARTNERS. The General Partner shall in timely fashion amend this Agreement and, if required by the Act, the Certificate of Limited Partnership filed for record to reflect the admission pursuant to the terms of this Agreement of a Person as a Limited Partner.

         SECTION 2.4 NAME, OFFICE AND REGISTERED AGENT. The name of the Partnership shall be University Towers Operating Partnership, LP The principal place of business of the Partnership shall be at 530 Oak Court Drive, Memphis, Tennessee 38117. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership's statutory agent for service of process on the Partnership in Tennessee is _________________. The name and address of the Partnership's statutory agent for service of process on the Partnership in Delaware is ____________________.


                                   ARTICLE III
                        BUSINESS AND TERM OF PARTNERSHIP

         SECTION 3.1 BUSINESS. The purpose and nature of the business of the Partnership is to acquire, own, operate, improve, finance, refinance, lease, sell, exchange or otherwise dispose of the Property (or portions thereof), and otherwise deal with the Property for the benefit of the Company and any business that may lawfully be conducted by a limited partnership organized


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pursuant to the Act in connection with the foregoing; PROVIDED, HOWEVER, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be qualified as a REIT under the Code, unless the board of directors of the Company determines to cease to qualify as a REIT. To consummate the foregoing and to carry out the obligations of the Partnership in connection therewith or incidental thereto, the General Partner shall have the authority, in accordance with and subject to the limitations set forth elsewhere in this Agreement, to make, enter into, perform and carry out any arrangements, contracts or agreements of every kind for any lawful purpose, without limit as to amount or otherwise, with any corporation, association, partnership, limited liability company, firm, trustee, syndicate, individual or any political or governmental division, subdivision or agency, domestic or foreign, and generally to make and perform agreements and contracts of every kind and description and to do any and all things necessary or incidental to the foregoing for the protection and enhancement of the assets of the Partnership.

         SECTION 3.2 TERM. The Partnership as herein constituted shall continue in perpetuity and shall have perpetual existence, unless earlier dissolved or terminated pursuant to law or the provisions of this Agreement.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

         SECTION 4.1 GENERAL PARTNER. The General Partner has contributed the property identified on Exhibit A attached hereto to the capital of the Partnership.

         SECTION 4.2 LIMITED PARTNERS. The Limited Partners have contributed cash or their respective ownership interests in the Contributed Property to the Partnership as identified on Exhibit A attached hereto. The Agreed Values of the Limited Partners' proportionate ownership interest in the Contributed Properties as of the date of contribution are set forth on Exhibit A attached hereto.

         SECTION 4.3 ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. The Partners shall have no preemptive or other right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner or the UPREIT Partnership may contribute additional capital or property to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.3.

         The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Common Partnership Units and Preferred Partnership Units for any Partnership purpose at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any of the Limited Partners. Any additional Partnership Interest issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to


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Delaware law, and all as shall be set forth in an Exhibit to this Agreement, which Exhibit shall be incorporated into and become part of this Agreement upon adoption by the General Partner, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions;
(iii) the rights of each class or series of Partnership Interests upon dissolution and liquidation of the Partnership and (iv) the right to vote; PROVIDED, HOWEVER, that no additional Partnership Interests shall be issued to the Company, the General Partner or the UPREIT Partnership unless in the case of the Company, the General Partner or the UPREIT Partnership, either (i)(A) the additional Partnership Interests are issued in connection with an issuance of REIT Shares or other interests in the Company, all such that the economic interests of such REIT Shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the Company or any of its Affiliates (including, without limitation, the General Partner and the UPREIT Partnership) in accordance with this Section 4.3, (B) the Company shall make, directly or through one of its Affiliates (including, without limitation, the General Partner and the UPREIT Partnership), a Capital Contribution to the Partnership in an amount equal to the proceeds raised or other property received by the Company, directly or through one or more Affiliates, in connection with the issuance of such shares or other interests in the Company and (C) the additional Partnership Interests are issued in exchange for property owned by the Company or its Affiliates (including, without limitation, the General Partner and the UPREIT Partnership) with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests, or (ii) the additional Partnership Interests are issued to all Partners in proportion to their respective Common Percentage Interests or Preferred Percentage Interests, as applicable.

         Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Common Partnership Units or Preferred Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the Company and the Partnership.

         SECTION 4.4 ADDITIONAL FUNDING. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds ("Additional Funds") for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner provide such Additional Funds to the Partnership through loans or otherwise.

         SECTION 4.5 INTEREST. No interest shall be paid on the Capital Contribution of any Partner.

         SECTION 4.6 RETURN OF CAPITAL. Except as expressly provided in this Agreement, no Partner shall be entitled to demand or receive the return of his Capital Contribution.

         SECTION 4.7 PERCENTAGE INTEREST. If the number of outstanding Common Partnership Units increases or decreases during a taxable year, the General Partner shall adjust each holder of Common Partnership Units' Percentage Interest, as reflected on Exhibit A, to a


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percentage equal to the number of Common Partnership Units held by such Partner divided by the aggregate number of outstanding Common Partnership Units.

                                    ARTICLE V
                         PROFITS, LOSSES AND ACCOUNTING

         SECTION 5.1 ALLOCATION OF PROFITS AND LOSSES. Except as otherwise provided herein or in Exhibit B, profits earned and losses incurred by the Partnership shall be allocated among the Partners as follows:

         (a) Profits for each year shall be allocated among the Partners, and shall be credited to the respective Capital Accounts of the Partners, in the following order and priority:

                  (i) First, to the Partners to the extent of losses, in the proportions and in the reverse order in which losses were allocated to them pursuant to Section 5.1(b), until the cumulative amounts allocated to each Partner pursuant to this Section 5.1(a)(i) are equal to the cumulative losses so allocated to such Partner; and

                  (ii) Second, any remaining profits shall be allocated to the holders of Common Partnership Units in accordance with their Common Percentage Interests.

         (b) Losses for each year shall be allocated among the Partners, and shall be debited to the respective Capital Accounts of the Partners, in the following order and priority:

                  (i) First, to the holders of Common Partnership Units pro rata in accordance with, and to the extent of, the positive balances in their Adjusted Capital Account Balances (as defined in Exhibit B hereto) attributable to Common Partnership Units; and

                  (ii) Thereafter any remaining losses will be allocated to the holders of Common Partnership Units in accordance with their Common Percentage Interests.

         (c) In the event that the Partnership issues additional Partnership Units pursuant to the provisions of this Agreement, the General Partner is hereby authorized to make revisions to this Section 5.1 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Partnership Units, including, without limitation, making preferential allocations to certain classes of Partnership Units.

         SECTION 5.2 ACCOUNTING.

         (a) The books of the Partnership shall be kept on the accrual basis and in accordance with generally accepted accounting principles consistently applied.

         (b)      The fiscal year of the Partnership shall be the calendar year.

         (c) The terms "profits" and "losses," as used herein, shall mean all items of income, gain, expense or loss as determined utilizing federal income tax accounting principles and shall also include each Partner's share of income described in Section 705(a)(1)(B) of the Code, any expenditures described in Section 705(a)(2)(B) of the Code, any expenditures described in

Section 709(a) of the Code which are not deducted or amortized in accordance with Section 709(b) of the Code, losses not deductible pursuant to Sections 267(a) and 707(b) of the Code and adjustments made pursuant to Exhibit B attached hereto.

         (d) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the IRS, and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Operating Expenses of the Partnership. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to each Limited Partner on the date such petition is filed, or (ii) mail a written notice to each Limited Partner, within such period, that describes the General Partner's reasons for determining not to file such a petition.

         (e) Except as specifically provided herein, all elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in its sole discretion.

         (f) Any Partner shall have the right to inspect the books and records of the Partnership, provided such audit is made at the expense of the Partner desiring it, such inspection is made during normal business hours and such audit is for a purpose reasonably related to such Partner's legitimate interest as a Partner.

         SECTION 5.3 PARTNERS' CAPITAL ACCOUNTS.

         (a) There shall be maintained a Capital Account for each Partner in accordance with this Section 5.3 and the principles set forth in Exhibit B attached hereto and made a part hereof. The amount of cash and the Agreed Value of property contributed to the Partnership by each Partner, net of liabilities assumed by the Partnership or securing property contributed by such Partner, shall be credited to its Capital Account, and from time to time, but not less often than annually, the share of each Partner in profits, losses and fair market value of distributions shall be credited or charged to its Capital Account. The determination of Partners' Capital Accounts, and any adjustments thereto, shall be made consistent with tax accounting and other principles set forth in Section 704(b) of the Code and applicable regulations thereunder and Exhibit B attached hereto.

         (b) Except as otherwise specifically provided herein or in a guarantee of a Partnership liability, signed by a Limited Partner, no Limited Partner shall be required to make any further contribution to the capital of the Partnership to restore a loss, to discharge any liability of the Partnership or for any other purpose, nor shall any Limited Partner personally be liable for any liabilities of the Partnership or of the General Partner except as provided by law or this Agreement. All Limited Partners hereby waive their right of contribution which they may have against other Partners in respect of any payments made by them under any guarantee of Partnership debt.

         (c) Immediately following the transfer of any Partnership Interest, the Capital Account of the transferee Partner shall be equal to the Capital Account of the transferor Partner attributable to the transferred interest, and such Capital Account shall not be adjusted to reflect any basis adjustment under Section 743 of the Code.

         (d) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, taking into account any adjustments required pursuant to Section 704(b) of the Code and the applicable regulations thereunder as more fully described in Exhibit B attached hereto.

         SECTION 5.4 SECTION 754 ELECTIONS. The General Partner may elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership's assets for all transfers of Partnership Interests if such election would benefit any Partner or the Partnership.

                                   ARTICLE VI
              POWERS, DUTIES, LIABILITIES, COMPENSATION AND VOTING
                               OF GENERAL PARTNER

         SECTION 6.1 POWERS OF GENERAL PARTNER. Notwithstanding any provision of this Agreement to the contrary, the General Partner's discretion and authority are subject to the limitations imposed by law, and by the Certificate of Formation and limited liability company agreement of the General Partner. Subject to the foregoing and to other limitations imposed by this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business and affairs of the Partnership and make all decisions affecting the business and assets of the Partnership. Without limiting the generality of the foregoing (but subject to the restrictions specifically contained in this Agreement), the General Partner shall have the power and authority to take the following actions on behalf of the Partnership:

         (a) to acquire, purchase, own, manage, operate, lease and dispose of the Property or any other property or assets consistent with the purpose of the Company set forth in Section 3.1 which is not inconsistent with the Company's qualification as a REIT;

         (b) to construct buildings and make other improvements (including renovations) on or to the properties owned or leased directly or indirectly by the Partnership;

         (c) to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation of or to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

         (d) to pay, either directly or by reimbursement, for all Operating Expenses to third parties or to the General Partner (as set forth in this Agreement);

         (e) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

         (f) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets;

         (g) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

         (h) to make or revoke any election permitted or required of the Partnership by any taxing authority;

         (i) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types as the General Partner shall determine from time to time;

         (j) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

         (k) to retain providers of services of any kind or nature in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem proper;

         (l) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner, including, without limitation, management agreements, development agreements and agreements with public and private colleges and universities;

         (m) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

         (n) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

         (o) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

         (p) to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

         (q) subject to the provisions of Section 9.1, to merge, consolidate or combine the Partnership with or into another Person (to the extent permitted by applicable law);

         (r) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code;

         (s)      to issue additional Partnership Interests pursuant to Section
4.3 hereof;

         (t) to pay cash to redeem Partnership Units held by a Limited Partner in connection with a Limited Partner's exercise of its Redemption Right under Section 7.4 hereof;

         (u) to amend and restate Exhibit A hereto to reflect accurately at all times the Capital Contributions, Common Percentage Interests and Preferred Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substitute Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

         (v) to take whatever action the General Partner deems appropriate to maintain the economic equivalency of Common Partnership Units and REIT Common Shares and Preferred Partnership Units and REIT Preferred Shares, respectively; and

         (w) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with qualification of the Company as a REIT) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

         Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in this Section 6.1(q), Section 9.1 or Article XI), the Act or any applicable law, rule or regulation to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other persons under this Agreement or of any duty stated or implied by law or equity.

         Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

         SECTION 6.2 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

         SECTION 6.3 DUTIES OF GENERAL PARTNER.

         (a) The General Partner, subject to the limitations contained elsewhere in this Agreement, shall manage or cause to be managed the affairs of the Partnership in a prudent and businesslike manner and shall devote sufficient time and effort to the Partnership affairs.

         (b)      In carrying out its obligations, the General Partner shall:

                  (i) Render annual reports to all Partners with respect to the operations of the Partnership;

                  (ii) On or before March 31st of every year, mail to all persons who were Partners at any time during the Partnership's prior fiscal year an annual report of the Partnership, including all necessary tax information, and any other information regarding the Partnership and its operations during the prior fiscal year deemed by the General Partner to be material;

                  (iii) Maintain complete and accurate records of all business conducted by the Partnership and complete and accurate books of account (containing such information as shall be necessary to record allocations and distributions), and make such records and books of account available for inspection and audit by any Partner or such Partner's duly authorized representative (at the sole expense of such Partner) during regular business hours and at the principal office of the Partnership; and

                  (iv) Cause to be filed such certificates and do such other acts as may be required by law to qualify and maintain the Partnership as a limited partnership under the laws of the State of Delaware.

         (c) The General Partner shall take such actions as it deems necessary to maintain the economic equivalency of Common Partnership Units and REIT Common Shares and Preferred Partnership Units and REIT Preferred Shares, respectively, required by this Agreement.

         SECTION 6.4 LIABILITIES OF GENERAL PARTNER; INDEMNIFICATION.

         (a) The General Partner shall not be liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any returns shall be made solely from the assets of the Partnership according to the terms of this Agreement.

         (b) Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner or the Company nor any of their officers, directors, agents or employees shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any assignees, or any of their successors or assigns, for any losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if the General Partner acted in good faith. The General Partner shall not be responsible for any misconduct or negligence on the part on any agent appointed by it in good faith pursuant to Section 6.2 hereof. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the General Partner, the General Partner's shareholders and the Company's shareholders collectively, and that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or their assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the members of the General Partner or shareholders of the Company on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders of the Company or the Limited Partners; PROVIDED, HOWEVER, that for so long as the Company owns a controlling interest, directly or indirectly, in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the shareholders of the Company or the Limited Partners shall be resolved in favor of the shareholders of the Company. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

         (c) The Partnership shall indemnify an Indemnitee to the fullest extent permitted by law and save and hold it harmless from and against, and in respect of, any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; PROVIDED, HOWEVER, that this indemnification shall not apply if: (A) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (B) the Indemnitee actually received an improper personal benefit in money, property or services; or (C) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.4(c). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.4(c). Any indemnification pursuant to this Section
6.4 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee.

         (d) The Partnership may reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.4 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

         (e) The indemnification provided by this Section 6.4 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

         (f) The Partnership may purchase and maintain insurance on behalf of the Indemnitees, and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (g) For purposes of this Section 6.4, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this
Section 6.4; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by the Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

         (h) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (i) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.4 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (j) Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted. The provisions of this
Section 6.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         (k) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT, or (ii) to prevent the Company from incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners. Further, any provision of this Agreement that might jeopardize the Company's REIT status shall be (i) void and of no effect, or (ii) reformed, as necessary, to avoid the Company's loss of REIT status.

         SECTION 6.5 COMPENSATION OF GENERAL PARTNER; REIMBURSEMENT. The General Partner, as such, shall not receive any compensation for services rendered to the Partnership. Notwithstanding the preceding sentence, the General Partner shall be entitled, in accordance with the provisions of Section 6.7 below, to pay reasonable compensation to its Affiliates and other entities in which it may be associated for services performed. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all REIT Expenses.

         SECTION 6.6 RELIANCE ON ACT OF GENERAL PARTNER. No financial institution or any other person, firm or corporation dealing with the General Partner or the Partnership shall be required to ascertain whether the General Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm or corporation shall be protected in relying solely upon the assurance of and the execution of any instrument or instruments by the General Partner.

         SECTION 6.7 OUTSIDE SERVICES; DEALINGS WITH AFFILIATES; OUTSIDE ACTIVITIES.

         (a) Notwithstanding any provision of this Article VI to the contrary, the General Partner may employ such agents, accountants, attorneys and others as it shall deem advisable, including its directors, officers, shareholders, and its Affiliates and entities with which the General Partner, any Limited Partner or their respective Affiliates may be associated, and may pay them reasonable compensation from Partnership funds for services performed, which compensation shall be reasonably believed by the General Partner to be comparable to and competitive with fees charged by unrelated Persons who render comparable services which could reasonably be made available to the Partnership. The General Partner shall not be liable for the neglect, omission or wrongdoing of any such Person so long as it appointed such Person in good faith.

         (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment Partnership funds on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

         (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

         (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates nor any Limited Partner shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

         (e) Subject to the Certificate of Formation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any business ventures of such person.

         (f) In the event the Company exercises its rights under its Articles of Incorporation to redeem REIT Common Shares, then the General Partner shall cause the Partnership to purchase from the Company a number of Common Partnership Units determined based on the application of the Conversion Factor on the same terms as those on which the Company redeemed such REIT Common Shares.

         SECTION 6.8 ADDITIONAL LOANS TO THE PARTNERSHIP. If additional funds are required by the Partnership for any purpose relating to the business of the Partnership or for any of its obligations, expenses, costs, or expenditures, including operating deficits, the Partnership may borrow such funds as are needed from time to time from any Person (including, without limitation, the General Partner or any Affiliate of the General Partner; PROVIDED, HOWEVER, that the terms of any loan from the General Partner or any Affiliate of the General Partner shall be substantially equivalent to the terms that could be obtained from a third party on an arm's-length basis) on such terms as the General Partner and such other Person may agree.

                                   ARTICLE VII
                    RIGHTS, PROHIBITIONS AND REPRESENTATIONS

                        WITH RESPECT TO LIMITED PARTNERS

         SECTION 7.1 RIGHTS OF LIMITED PARTNERS.

         (a) The Partnership may engage the Limited Partners or persons or firms associated with them for specific purposes and may otherwise deal with such Partners on terms and for compensation to be agreed upon by any such Partner and the Partnership; PROVIDED, HOWEVER, that no Limited Partner shall be entitled to participate in the management or control of the business of the Partnership.

         (b) The Partnership's books shall be kept at the principal place of business of the Partnership and at all times, during reasonable business hours and at such Partner's sole expense, shall be entitled to inspect and copy any of them and have on demand true and full information of all things affecting the Partnership and a formal accounting of Partnership affairs whenever circumstances render it just and reasonable; PROVIDED, HOWEVER, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, the General Partner may keep confidential from the Limited Partners any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

         (c) No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

         SECTION 7.2 PROHIBITIONS WITH RESPECT TO THE LIMITED PARTNERS. No Limited Partner shall have the right:

                  (a) To take part in the control or management of the Partnership business, to transact business for or on behalf of the Partnership or to sign for or to bind the Partnership, such powers being vested solely in the General Partner as set forth herein;

                  (b) To have such Partner's Capital Contributions repaid except to the extent provided in this Agreement;

                  (c) To require partition of Partnership property or to compel any sale or appraisement of Partnership assets or sale of a deceased Partner's interests therein, notwithstanding any provisions of law to the contrary; or

                  (d) To sell or assign all or any portion of such Partner's Limited Partnership Interest in the Partnership or to constitute the vendee or assignee thereunder a Substitute Limited Partner, except as provided in Article IX hereof.

         SECTION 7.3 OWNERSHIP BY LIMITED PARTNER OF CORPORATE GENERAL PARTNER OR AFFILIATE. No Limited Partner shall at any time, either directly or indirectly, own any shares or other interest in the General Partner or in any Affiliate thereof if such ownership by itself or in conjunction with other shares or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership or the Company as a REIT for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 7.3 and the Limited Partners shall promptly and fully respond to such inquiries.

         SECTION 7.4 REDEMPTION RIGHT.

         (a) Subject to Section 7.4(b) and Section 7.4(c), and the provisions of any agreements between the Partnership and one or more Limited Partners, each Limited Partner shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. The Partnership shall have up to one (1) year (the "Payout Period") following exercise of a Redemption Right to pay the Cash Amount to the Limited Partner who is exercising the redemption right (the "Redeeming Partner"). From and after the Specified Redemption Date, the Cash Amount (or portion thereof) due and payable to a Redeeming Partner with respect to such Redeeming Partner's exercise of its Redemption Right shall bear interest at the rate equal to the lower of (i) the Company's annual dividend rate on REIT Common Shares for the prior twelve (12) month period, or (ii) eight percent (8%) per annum, until the Cash Amount (or portion thereof) shall be paid in full by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Redeeming Partner. A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Common Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Common Partnership Units, less than all of the Common Partnership Units held by such Partner. Moreover, a Limited Partner may not exercise the Redemption Right more than once per calendar quarter, PROVIDED, HOWEVER, that the General Partner may amend this Section 7.4(a) to limit the number of exercises of the Redemption Right by the Limited Partners to not less than once per calendar year. Neither the Redeeming Partner nor any permitted or purported assignee of any Limited Partner shall have any right with respect to any Common Partnership Units so redeemed to receive any distributions paid after the Specified Redemption Date. Neither the Redeeming Partner nor any permitted or purported assignee of any Limited Partner shall have any right, with respect to any Common Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date. Each Redeeming Partner agrees to provide such representations and related indemnities regarding good and unencumbered title, and to execute such documents, as the General Partner may reasonably require in connection with any redemption.

         (b) Notwithstanding the provisions of Section 7.4(a), in the event a Limited Partner elects to exercise the Redemption Right, the General Partner at the direction of the Company, directly or indirectly through one or more Affiliates, may, in its sole and absolute discretion, elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either (i) the Cash Amount, as provided for in Section 7.4(a), or (ii) the REIT Common Shares Amount, as elected by the General Partner, as directed by the Company (in its sole and absolute discretion), on the Specified Redemption Date, provided that the Company may defer payment of the Cash Amount until the end of the Payout Period described in Section 7.4(a) (in which case the Cash Amount shall bear interest as described in Section 7.4(a)), and provided, further, that the Company may, if it has elected so to defer payment of the Cash Amount, further elect at any time before the end of the Payout Period to pay all or any portion of the unpaid Cash Amount with REIT Common Shares having a Value equal to such portion of the Cash Amount plus any accrued but unpaid interest thereon. On any such election, the Company, directly or indirectly through one or more Affiliates, shall acquire the Common Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Common Partnership Units. Unless the General Partner, as directed by the Company (in its sole and absolute discretion), shall exercise its right to assume directly and satisfy the Redemption Right, neither the General Partner nor the Company itself shall have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the General Partner, as directed by the Company shall exercise its right to satisfy the Redemption Right in the manner described in the first sentence of this Section 7.4(b), the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the Company shall treat the transaction between the Company and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Common Partnership Units to the Company or its Affiliates. Each Redeeming Partner agrees to provide such representations and related indemnities regarding good and unencumbered title, and to execute such documents, as the Company may reasonably require in connection with the issuance of REIT Common Shares upon exercise of the Redemption Right. If the Redemption Right is satisfied by the delivery of REIT Common Shares, the Redeeming Partner shall be deemed to become a holder of REIT Common Shares as of the close of business on the Specified Redemption Date or on such later date permitted by this Section 7.4(b) that the Company delivers REIT Common Shares in satisfaction of a deferred payment of the Cash Amount, as the case may be.

Notwithstanding anything to the contrary in Section 7.4(a) or this Section 7.4(b), and in addition to the right of the Company to deliver REIT Common Shares in satisfaction of a deferred payment of the Cash Amount, as provided above, should the General Partner, as directed by the Company elect to satisfy a Redemption Right by paying the Redeeming Partner the REIT Common Shares Amount, and it is necessary to obtain Company shareholder approval in order for it to issue sufficient REIT Common Shares to satisfy such Redemption Right in full, then the Company shall have one hundred twenty (120) days beyond the Specified Redemption Date in which to obtain such shareholder approval and to pay the REIT Common Shares Amount, and the redemption date shall be required to occur by the earliest of: (i) ten (10) days after shareholder approval of the issuance of the REIT Common Shares has been obtained, if it is obtained; (ii) the date on which the General Partner, as directed by the Company elects to pay such Redeeming Partner the Cash Amount; or (iii) one hundred and thirty (130) days after the Specified Redemption Date. If such shareholder approval is not obtained, the Partnership shall pay to the Redeeming Partner the Cash Amount no later than the end of what the Payout Period would have been had the General Partner, as directed by the Company not elected to pay the REIT Common Share Amount upon the redemption, together with interest on such Cash Amount as specified in Section 7.4(a) hereof.

         (c) Notwithstanding the provisions of Section 7.4(a) and Section 7.4(b), a Limited Partner shall not be entitled to receive REIT Common Shares if the delivery of REIT Common Shares to such Partner on the Specified Redemption Date (or such later date permitted by Section 7.4(b), as applicable) by the Company pursuant to Section 7.4(b) would be prohibited under the Articles of Incorporation of the Company, as amended or restated from time to time. Without limiting the effect of the preceding sentence, no Person shall be permitted to receive REIT Common Shares if as a result of, and after giving effect to, such exercise any Person would Beneficially Own (as defined in the Articles of Incorporation of the Company, as amended or restated from time to time) more than 9.8% of the total number of issued and outstanding REIT Common Shares, unless waived by the board of directors of the Company in its sole discretion. To the extent any attempted redemption for REIT Common Shares would be a violation of this

Section 7.4(c), it shall be null and void ab initio. The Cash Amount shall be paid in such instances, in accordance with the terms set forth in Section 7.4(a) or 7.4(b).

         (d) Each Limited Partner covenants and agrees with the General Partner that all Common Partnership Units delivered for redemption shall be delivered to the Partnership, the Company or its Affiliates, as the case may be, free and clear of all liens and, notwithstanding anything herein contained to the contrary, neither the General Partner, the Company (nor any of its Affiliates) nor the Partnership shall be under any obligation to acquire Common Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Common Partnership Units to the General Partner, Partnership or the Company, such Limited Partner shall assume and pay such transfer tax.

         (e) REIT Common Shares issued pursuant to Section 7.4(b) may contain such legends regarding restrictions on transfer as the Company in good faith determines to be necessary or advisable in order to (1) comply with restrictions on transfer under the Securities Act and applicable state securities laws and (2) protect the ability of the Company to continue to qualify as a REIT.

         SECTION 7.5 WARRANTIES AND REPRESENTATIONS OF THE LIMITED PARTNERS. Each Limited Partner contributing Initial Contributed Assets hereby warrants and represents to and for the benefit of the General Partner and the Partnership that, as of the date hereof, such Limited Partner owns good, valid and marketable title to the interests in the Initial Contributed Assets being contributed to the capital of the Partnership by such Limited Partner (the "Ownership Interests") and that except as provided on Exhibit A, such Ownership Interests are free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever. Each Limited Partner further warrants and represents to and for the benefit of the General Partner and the Partnership that such Limited Partner has all necessary power and authority to transfer the Ownership Interests to the Partnership without the consent or authorization of, or notice to, any third party, except those third parties from whom such consents or authorizations were obtained.

         SECTION 7.6 INDEMNIFICATION BY LIMITED PARTNERS. Each Limited Partner contributing Initial Contributed Assets hereby agrees to indemnify the General Partner and the Partnership and hold the General Partner, its officers and directors and the Partnership and its partners and each of their respective representatives, successors and assigns harmless from and against any and all claims, demands, losses, liabilities, damages and expenses (including reasonable attorneys' fees) arising out of or in connection with (i) the inaccuracy of the warranties and representations made by such Limited Partner under Section 7.5 above, or (ii) the ownership of the Ownership Interests by such Limited Partner and any activities, obligations or liabilities of, or related to, the Initial Contributed Assets to which such Ownership Interest relates for all periods prior to the date of this Agreement.

         SECTION 7.7 NOTICE OF SALE OR REFINANCING. The General Partner shall notify the Limited Partners no less than thirty (30) days prior to any sale, refinancing, reduction (other than scheduled periodic amortization of principal) of debt or other event that will reduce the amount of any nonrecourse liabilities of the Partnership that a Limited Partner may include in the tax basis of his or its Partnership Interests.

         SECTION 7.8 BASIS ANALYSIS AND LIMITED PARTNER GUARANTEES.

         (a) Upon the request of any Limited Partner but subject to the General Partner's agreement, which may be withheld in the General Partner's sole discretion, the General Partner may, prior to the end of each calendar year, beginning in 2005, cause accountants to prepare and provide to the Limited Partners a study analyzing each refinancing, reduction (other than scheduled periodic amortization of principal) of debt or other event that occurred during that year that reduced the amount of any nonrecourse liabilities of the Partnership that a Limited Partner may include in the tax basis of its Partnership Interests.

         (b) Upon the request of the General Partner, or upon a Limited Partner's own election but subject to the General Partner's agreement, which may be withheld in the General Partner's sole discretion, a Limited Partner (the "Initiating Limited Partner") from time to time, may, but shall not be required to, guarantee or otherwise provide credit support for Partnership indebtedness as such Limited Partner may elect; PROVIDED, HOWEVER, that the Limited Partner shall be entitled to take such action only if the General Partner determines that any such action would not have a material adverse effect on the tax position of the General Partner. All Partners are entitled to notice of any such guarantee or credit support, and shall have the right to provide guarantees or credit support on the same terms and conditions as the Initiating Limited Partner does, and all Limited Partners interested in providing such guarantee or credit support shall cooperate with the General Partner and each other in considering any guarantee or credit support proposal, and the General Partner will cooperate in permitting or obtaining any consents for such guarantees or credit support.

         SECTION 7.9 VALENTINE REDEMPTION RIGHT. If Melton E. Valentine, Jr. ("Valentine") elects to receive a distribution (the "Designated Distribution") of part of the Property pursuant to the "Back Up Transaction" set forth in that certain Contribution Agreement between the Partnership and Valentine (the "Contribution Agreement"), then within fifteen (15) days following the Partnership's receipt of written notice from Valentine that Valentine elects to receive the Designated Distribution, the Partnership will distribute to Valentine (or Valentine's designee) an undivided interest the Property that is required to be distributed to Valentine by the Partnership. In consideration for the Designated Distribution, Valentine will surrender a number of Common Partnership Units that have a value equal to the appraised value of the Property (as is determined pursuant to the terms of the Contribution Agreement) that is distributed to Valentine pursuant to the Designated Distribution (such value of the distributed Property being the "Distributed Value"). For purposes of determining the value of Valentine's Common Partnership Units, the value of one Common Partnership Unit will be deemed to equal the initial price at which one REIT Common Share is sold pursuant to the Offering before any discounts or fees are paid to underwriters (the value of all of the Common Partnership Units held by Valentine on the date of the Designated Distribution being the "Unit Value"). A condition to the Designated Distribution will be the delivery by Valentine of all certificates (if Common Partnership Units are certificated) that he holds representing Common Partnership Units duly endorsed in blank in favor of the Partnership and, if the Distributed Value is greater than the Unit Value, cash or other immediately available funds in an amount equal to the positive difference between the Distributed Value and the Unit Value. If the Distributed Value is less than the Unit Value and Common Partnership Units are certificated, then the Partnership will issue to Valentine, concurrently with the Designated Distribution, a certificate representing the Common Partnership Units that remain after the surrender of Valentine's Common Partnership Units pursuant to this Section 7.9.

                                  ARTICLE VIII
                     DISTRIBUTIONS AND PAYMENTS TO PARTNERS

         SECTION 8.1 DISTRIBUTIONS OF CASH FLOW.

         (a) The General Partner shall cause the Partnership to distribute on a quarterly basis such portion of the Cash Flow of the Partnership as the General Partner shall determine in its sole discretion. Such distributions shall be made to the Partners who are Partners on the Partnership Record Date established by the General Partner in accordance with their respective Common Percentage Interests.

         (b) In no event may a Partner receive a distribution of Cash Flow with respect to a Partnership Unit if such Partner is entitled to receive a dividend out of the Company's share of such Cash Flow with respect to a REIT Share for which all or part of such Partnership Unit has been exchanged.

         SECTION 8.2 REIT DISTRIBUTION REQUIREMENTS. Unless the General Partner determines that such a distribution would not be in the best interests of the Partnership, the General Partner shall cause the Partnership to distribute sufficient amounts to enable the Company (i) to meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code, and (ii) to avoid the excise tax imposed by Section 4981 of the Code.

         SECTION 8.3 NO RIGHT TO DISTRIBUTIONS IN KIND. No Partner shall be entitled to demand property other than cash in connection with any distribution by the Partnership.

         SECTION 8.4 DISTRIBUTIONS OF DISPOSITION PROCEEDS. Disposition Proceeds shall be distributed to the Partners who have positive Capital Account balances in accordance with such Partners' respective positive Capital Account balances. The Capital Account balances of all of the Partners shall be adjusted immediately after any Capital Transaction and prior to any distribution pursuant to this Section 8.4 to reflect the allocation of all profits and losses of the Partnership through the date of the event of the transaction that produces such Disposition Proceeds.

         SECTION 8.5 WITHDRAWALS. No Partner shall be entitled to make withdrawals from its Capital Account, or withdraw as a Limited Partner, except as expressly provided herein.

         SECTION 8.6 AMENDMENT. In the event the Partnership issues additional Partnership Units pursuant to the provisions of this Agreement, the General Partner is hereby authorized to make such revisions to this Article VIII as it determines are necessary or desirable to reflect the issuance of such additional Partnership units, including without limitation, making preferential distributions to certain classes of Partnership Units.

                                   ARTICLE IX
                             TRANSFERS OF INTERESTS

         SECTION 9.1 GENERAL PARTNER.

         (a) Other than to an Affiliate of the General Partner, the General Partner may not transfer any of its General Partnership Interest or Limited Partnership Interests or withdraw as General Partner except as provided in
Section 9.1(b) or in connection with a transaction described in Section 9.1(c).

         (b) Except as otherwise provided in Section 6.7 or Section 9.1(c), the General Partner, the Company or their Subsidiaries shall not engage in any merger, consolidation or other combination with or into another Person or in any sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding REIT Common Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") (each of the foregoing being herein referred to as a "Transaction"), unless the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership or other transaction as a result of which all Limited Partners will receive for each Common Partnership Unit an amount of cash, securities or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Common Share in consideration of one REIT Common Share as a result of the Transaction; PROVIDED, HOWEVER, that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Common Shares, the holders of Common Partnership Units shall receive the greatest amount of cash, securities or other property which a Limited Partner would have received had it exercised the Redemption Right and the General Partner at the direction of the Company had exercised its election to satisfy the Redemption Right by the issuance of REIT Common Shares immediately prior to the expiration of such purchase, tender or exchange offer.

         (c) Notwithstanding Section 9.1(b), the General Partner, the Company or their Subsidiaries may merge into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the "Surviving Partner"), other than Partnership Units held by the General Partner, the UPREIT Partnership, the Company or their Subsidiaries, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving Partner in good faith and (ii) the Surviving Partner or one of its Subsidiaries expressly agrees to assume all obligations of the General Partner hereunder. Upon such contribution and assumption, the Surviving Partner shall have the right and duty to amend this Agreement as set forth in this Section 9.1(c). The Surviving Partner shall in good faith arrive at a new method for the calculation of the Cash Amount and Conversion Factor for a Common Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Common Partnership Units could have acquired had such Common Partnership Units been redeemed immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The above provisions of this Section 9.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

         SECTION 9.2 ADMISSION OF A SUBSTITUTE OR ADDITIONAL GENERAL PARTNER. A Person shall be admitted as a Substitute or Additional General Partner of the Partnership only if the transaction giving rise to such substitution or admission is otherwise permitted under this Agreement and the following terms and conditions are satisfied:

         (a) the Person to be admitted as a Substitute or Additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by the Act in connection with such admission shall have been performed;

         (b) if the Person to be admitted as a Substitute or Additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

         (c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from counsel of any state or any other jurisdiction as may be necessary) that the admission of the Person to be admitted as a Substitute or Additional General Partner is in conformity with the Act and that none of the actions taken in connection with the admission of such Person as a Substitute or Additional General Partner will cause the termination of the Partnership under Section 708 of the Code, or will cause it to be classified as other than a partnership for federal income tax purposes, or will result in the loss of any Limited Partner's limited liability status.

         SECTION 9.3 EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL PARTNER.

         (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its automatic removal pursuant to Section 9.4(a) hereof) or the withdrawal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued within ninety (90) days by the remaining general partners or all remaining members of such partnership), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 9.3(b).

         (b) Following the occurrence of an Event of Bankruptcy as to a General Partner or the withdrawal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not be a dissolution of such General Partner if the business of such General Partner is continued within ninety (90) days by all remaining general partners or all remaining members of such partnership), persons holding at least a majority of the Limited Partnership Interests, within ninety (90) days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section
3.2 by selecting, subject to Section 9.2 and any other applicable provisions of this Agreement, a Substitute General Partner by majority vote of the Limited Partnership Interests. If the Limited Partners elect to reconstitute the Partnership and admit a Substitute General Partner, the relationship between the Partners and any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

         SECTION 9.4 REMOVAL OF A GENERAL PARTNER.

         (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; PROVIDED, HOWEVER, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued within ninety (90) days by the remaining general partners or all remaining members of such partnership.

         (b) If a General Partner has been removed pursuant to this Section 9.4(a) and the Partnership is not continued pursuant to Section 9.3(b), the partnership shall be dissolved.

         (c) A General Partner may not be removed by the Limited Partners with or without cause.

         SECTION 9.5 RESTRICTIONS ON TRANSFER OF LIMITED PARTNERSHIP INTERESTS.

         (a) Except as otherwise provided in this Article IX, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer its Limited Partnership Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer"), without the written consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner; PROVIDED, HOWEVER, the consent required by this Section 9.5(a) shall not be required in the event of a Transfer on or after the first anniversary of the date of this Agreement by a Limited Partner that was a limited partnership as of the date of this Agreement to any of its partners. The General Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

         (b) No Limited Partner may effect a Transfer of its Limited Partnership Interest if, (i) in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act of 1933, as amended, or would otherwise violate any applicable federal or state securities or "Blue Sky" law (including investment suitability standards) or (ii) the assignee is not an Accredited Investor within the meaning of Rule 501 of the Securities Act of 1933, as amended.

         (c) No Transfer by a Limited Partner of its Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the Transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, (iii) the Transfer would create a risk that the Company would not be taxed as a REIT for federal income tax purposes or (iv) assuming the Partnership Units subject to the Transfer were redeemed for REIT Shares, the redemption would create a risk that the Company would not be taxed as a REIT for federal income tax purposes.

         (d) Section 9.5(a) shall not prevent any donative Transfer by an individual Limited Partner to his immediate family members or any trust in which the individual or his immediate family members own, collectively, one hundred percent (100%) of the beneficial interests, provided that the transferor assumes all costs of the Partnership in connection therewith and any such transferee shall not have the rights of a Substitute Limited Partner (unless and until admitted as a Substitute Limited Partner pursuant to this Section 9.5 and
Section 9.6 of this Agreement).

         (e) No Transfer of a Limited Partnership Interest may be made to a lender of the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Treasury Regulations) to any lender to the Partnership whose loan constitutes a "nonrecourse liability" (as defined in Section 1.704-2(b)(3) of the Treasury Regulations), without the consent of the General Partner, in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

         (f)      Any Transfer in contravention of any of the provisions of this
Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

         SECTION 9.6       ADMISSION OF SUBSTITUTE LIMITED PARTNER.

         (a) Subject to the other provisions of this Article IX (including, without limitation, the provisions of Section 9.5(a) regarding consent of the General Partner), an assignee of the Limited Partnership Interest of a Limited Partner (including, without limitation, any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

                  (i) the assignee has obtained the prior written consent of the General Partner as to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner's sole and absolute discretion; PROVIDED, HOWEVER, that this Section 9.6(a)(i) shall not apply in the case of assignee resulting from a Transfer by a Limited Partner that was a partner as of the date of this Agreement to any of its partners;

                  (ii) the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner;

                  (iii) to the extent required, an amended certificate of limited partnership evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act;

                  (iv) the assignee shall have delivered a letter containing the representation and warranty set forth in Section 9.11 and the agreement set forth in Section 9.11;

                  (v) if the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement;

                  (vi) the assignee shall have executed a power of attorney containing the terms and provisions set forth in Article XII; and

                  (vii) the assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and all filing and publication costs incurred in connection with its substitution as a Limited Partner.

         (b) For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the certificate described in
Section 9.6(a)(iii) or, if no such filing is required, the later of the date specified in the transfer documents, or the date on which the General Partner has received all necessary instruments of transfer and substitution.

         (c) The General Partner shall as promptly as practicable take all action required to effectuate the admission of the Person seeking to become a Substitute Limited Partner, including preparing the documentation required by this Section and making all official filings and publications.

         SECTION 9.7 RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS.

         (a) Subject to the provisions of Sections 9.5 and 9.6 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of his Partnership Interest until the Partnership has received notice thereof. If the General Partner, in its sole and absolute discretion, does not consent (subject to the proviso in Section 9.6(a)(i)) to the admission of any transferee of any Partnership Interest as a Substitute Limited Partner in connection with a Transfer permitted by Section 9.5, such transferee shall be considered an assignee for the purposes of this Agreement. An assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions attributable to the Partnership Units assigned, but such assignee shall not be entitled to effect a consent or effect a Redemption Right or vote with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to consent or vote or effect a Redemption Right, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner).

         (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all of the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

         SECTION 9.8 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue. If an order for relief in a bankruptcy proceeding is entered against an individual Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

         SECTION 9.9 TRANSFEREES. Any Partnership Interests owned by the Partners and transferred pursuant to this Article IX shall be and remain subject to all of the provisions of this Agreement.

         SECTION 9.10 ABSOLUTE RESTRICTION. Notwithstanding any provision of this Agreement to the contrary, the sale or exchange of any interest in the Partnership will not be permitted if the interest sought to be sold or exchanged, when added to the total of all other interests sold or exchanged within the period of twelve (12) consecutive months ending with the proposed date of the sale or exchange, would result in the termination of the Partnership under Section 708 of the Code, if such termination would materially and adversely affect the Partnership or any Partner.

         SECTION 9.11 INVESTMENT REPRESENTATION. Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest. Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

                                    ARTICLE X
                         TERMINATION OF THE PARTNERSHIP

         SECTION 10.1 TERMINATION. The Partnership shall be dissolved upon (i) an Event of Bankruptcy as to the General Partner or the dissolution or withdrawal of the General Partner (unless within ninety (90) days thereafter Limited Partners holding more than fifty percent (50%) of the Limited Partnership Interests in the Partnership elect to continue the Partnership and to elect one or more persons to serve as the General Partner or General Partners of the Partnership), (ii) ninety (90) days following the sale of all or substantially all of the Partnership's assets (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such obligation is paid in full), (iii) the expiration of the term specified in Section 3.2, (iv) the redemption of all Limited Partnership Interests (other than any of such interests held by the General Partner or the UPREIT Partnership), or (v) the election by the General Partner (but only in accordance with and as permitted by applicable law) that the Partnership should be dissolved. Upon dissolution of the Partnership (unless the business of the Partnership is continued as set forth above), the General Partner (or its trustee, receiver, successor or legal representative) shall proceed with the winding up of the Partnership, and its assets shall be applied and distributed as herein provided.

         SECTION 10.2 PAYMENT OF DEBTS. The assets shall first be applied to the payment of the liabilities of the Partnership (other than any loans or advances that may have been made by Partners to the Partnership) and the expenses of liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize any losses resulting from liquidation.

         SECTION 10.3 DEBTS TO PARTNERS. The remaining assets shall next be applied after payments of the Partnership's debts and liabilities referred to in
Section 10.2 to the repayment of any loans made by any Partner to the Partnership.

         SECTION 10.4 REMAINING DISTRIBUTION. The remaining assets after payment of all Partnership debts and liabilities referred to in Sections 10.2 and 10.3 shall then be distributed to the Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs.

         SECTION 10.5 RESERVE. Notwithstanding the provisions of Sections 10.3 and 10.4, the General Partner may retain such amount as it deems necessary as a reserve for any contingent liabilities or obligations of the Partnership, which reserve, after the passage of a reasonable period of time, shall be distributed pursuant to the provisions of this Article X.

         SECTION 10.6 FINAL ACCOUNTING. Each of the Partners shall be furnished with a statement examined by the Partnership's independent accountants, which shall set forth the assets and liabilities of the Partnership as of the date of the complete liquidation. Upon the compliance by the General Partner with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partner, as the sole remaining Partner of the Partnership, shall execute and cause to be filed a Certificate of Cancellation of the Partnership and any and all other documents necessary with respect to termination and cancellation of the Partnership.

                                   ARTICLE XI
                                   AMENDMENTS

SECTION 11.1 AUTHORITY TO AMEND.

         (a) In addition to any other provisions of this Agreement that expressly empower and enable the General Partner to amend this Agreement without the approval of any other Partner, this Agreement may be amended by the General Partner without the approval of any other Partner if such amendment (i) is solely for the purpose of clarification or is of an inconsequential nature and does not change the substance hereof and the Partnership has obtained an opinion of counsel to that effect, (ii) is to add to the obligations of the General Partner or causes the General Partner to surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners, (iii) is to reflect the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement or to amend the calculation of the Cash Amount and the Conversion Factor pursuant to a transaction described in Section 9.1(c), (iv) is to set forth the designations, right, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.3, (v) is to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion ruling or regulation of a federal or state agency or contained in federal or state law, or (vi) is, in the opinion of counsel for the Partnership, necessary or appropriate to satisfy requirements of the Code with respect to partnerships or REITs or of any federal or state securities laws or regulations. Any amendment made pursuant to this Section 11.1(c) may be made effective as of the date of this Agreement.

         (b) Notwithstanding any contrary provision of this Agreement, any amendment to this Agreement or other act which would (i) adversely affect the limited liability of the Limited Partners, (ii) impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership,
(iii) change the method of allocation of profit and loss as provided in Article V or the distribution provisions of Articles VIII and X hereof (except as permitted in Sections 4.3, 5.1 and 8.6 hereof), (iv) seek to impose personal liability on the Limited Partners, or (v) affect the operation of the Conversion Factor of the Redemption Right (other than pursuant to Sections 7.4(a) or 11.1(a)(iii)) shall require the consent and approval of Partners holding more than fifty percent (50%) of the Common Percentage Interests.

         (c) Except as otherwise specifically provided in this Section 11.1, amendments to this Agreement shall require the approval of Partners holding more than fifty percent (50%) of the Common Percentage Interests. Any amendment to this Agreement requiring the approval of Partners holding fifty percent (50%) of the Common Percentage Interests may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Common Percentage Interests, and any such amendment proposed by Limited Partners holding twenty-five percent (25%) or more of the Common Percentage Interests shall be promptly submitted by the General Partner to the Partners for a vote.

SECTION 11.2 NOTICE OF AMENDMENTS. A copy of any amendment to be approved by the Partners pursuant to Sections 11.1(b) or 11.1(c) shall be mailed in advance to such Partners. Partners shall be notified as to the substance of any amendment pursuant to Sections 11.1(a), 11.1(b) or 11.1(c), and upon request shall be furnished a copy thereof.

                                   ARTICLE XII
                                POWER OF ATTORNEY

         SECTION 12.1 POWER. Each of the Limited Partners irrevocably constitutes and appoints the General Partner as such Limited Partner's true and lawful attorney in such Limited Partner's name, place and stead to make, execute, swear to, acknowledge, deliver and file:

         (a) Any certificates or other instruments which may be required to be filed by the Partnership under the laws of the State of Delaware or of any other state or jurisdiction in which the General Partner shall deem it advisable to file;

         (b) Any documents, certificates or other instruments, including, but not limited to, (i) any and all amendments and modifications of this Agreement or of the instruments described in Section 12.1(a) which may be required or deemed desirable by the General Partner to effectuate the provisions of any part of this Agreement, (ii) all instruments relating to the admission, withdrawal, removal or substitution of any Partner, and (iii) by way of extension and not limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Partnership; and

         (c) All documents, certificates or other instruments that may be required to effectuate the dissolution and termination of the Partnership, to the extent such dissolution and termination is authorized hereby. The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of the Partners to approve certain amendments to this Agreement pursuant to Sections 11.1(b) and 11.1(c) or be used in any other manner inconsistent with the status of the Partnership as a limited partnership or inconsistent with the provisions of this Agreement. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner taken in good faith under such power of attorney.

         SECTION 12.2 SURVIVAL OF POWER. It is expressly intended by each of the Partners that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the death, incompetence, dissolution, liquidation or adjudication of insanity or bankruptcy or insolvency of each such Partner. The foregoing power of attorney shall survive the delivery of an assignment by any of the Partners of such Partner's entire interest in the Partnership, except that where an assignee of such entire interest has become a substitute Limited Partner, then the foregoing power of attorney of the assignor Partner shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

                                  ARTICLE XIII
                    CONSENTS, APPROVALS, VOTING AND MEETINGS

         SECTION 13.1 METHOD OF GIVING CONSENT OR APPROVAL. Any consent or approval required by this Agreement may be given as follows:

         (a) by a written consent given by the consenting Partner and received by the General Partner at or prior to the doing of the act or thing for which the consent is solicited, provided that such consent shall not have been nullified by:

                  (i) Notice to the General Partner of such nullification by the consenting Partner prior to the doing of any act or thing, the doing of which is not subject to approval at a meeting called pursuant to Section 13.2, or

                  (ii) Notice to the General Partner of such nullification by the consenting Partner prior to the time of any meeting called pursuant to
Section 13.2 to consider the doing of such act or thing, or

                  (iii) The negative vote by such consenting Partner at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing.

         (b) by the affirmative vote by the consenting Partner for the doing of the act or thing for which the consent is solicited at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing; or

         (c) by the failure of the Partner to respond or object to a request from the General Partner for such Partner's consent within thirty (30) days from its receipt of such request (or such shorter period of time as the General Partner may indicate in such request in order to ensure that the General Partner has sufficient time to respond, if required, to any third party with respect to the subject matter of such request).

         SECTION 13.2 MEETINGS OF LIMITED PARTNERS. Any matter requiring the consent or vote of all or any of the Partners may be considered at a meeting of the Partners held not less than five (5) nor more than sixty (60) days after notice thereof shall have been given by the General Partner to all Partners. Such notice (i) may be given by the General Partner, in its discretion, at any time, or (ii) shall be given by the General Partner within fifteen (15) days after receipt from Limited Partners holding more than fifty percent (50%) of the Common Percentage Interests of a request for such meeting.

         SECTION 13.3 OPINION. Except for consents obtained pursuant to Sections
13.1 or 13.2, no Limited Partner shall exercise any consent or voting rights unless either (a) at the time of the giving of consent or casting of any vote by the Partners hereunder, counsel for the Partnership or counsel employed by the Limited Partners shall have delivered to the Partnership an opinion satisfactory to the Partners to the effect that such conduct (i) is permitted by the Act,
(ii) will not impair the limited liability of the Limited Partners, and (iii) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, or (b) irrespective of the delivery or nondelivery of such opinion of counsel, Limited Partners holding more than seventy-five percent (75%) of the Common Percentage Interests of the Limited Partners determine to exercise their consent or voting rights.

         SECTION 13.4 SUBMISSIONS TO PARTNERS. The General Partner shall give the Partners notice of any proposal or other matter required by any provision of this Agreement, or by law, to be submitted for consideration and approval of the Partners. Such notice shall include any information required by the relevant provision or by law.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         SECTION 14.1 GOVERNING LAW. The Partnership and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         SECTION 14.2 AGREEMENT FOR FURTHER EXECUTION. At any time or times upon the request of the General Partner, the Limited Partners hereby agree to sign, swear to, acknowledge and deliver all further documents and certificates required by the laws of Delaware, or any other jurisdiction in which the Partnership does, or proposes to do, business, or which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act. This Section 14.2 shall not prejudice or affect the rights of the Limited Partners to approve certain amendments to this Agreement pursuant to Sections 11.1(b) and 11.1(c).

         SECTION 14.3 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto contain the entire understanding among the parties and supersede any prior understandings or agreements among them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

         SECTION 14.4 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Partnership does business. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         SECTION 14.5 NOTICES. Notices to Partners or to the Partnership shall be deemed to have been given when personally delivered, mailed by prepaid registered or certified mail, or sent for next day delivery via a nationally recognized overnight courier or delivery service, addressed as set forth in Exhibit A attached hereto, unless a notice of change of address has previously been given in writing by the addressee to the addressor, in which case such notice shall be addressed to the address set forth in such notice of change of address.

         SECTION 14.6 TITLES AND CAPTIONS. All titles and captions are for convenience only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

         SECTION 14.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each one of which shall constitute an original executed copy of this Agreement.

         SECTION 14.8 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

         SECTION 14.9 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

         SECTION 14.10 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any covenant, duty, agreement or condition.

         SECTION 14.11 CREDITORS. Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         SECTION 14.12 UNIT CERTIFICATES. If the General Partner so elects, Units shall be evidenced by numbered certificates in such form as shall be approved by the General Partner, signed by the General Partner. Any such Unit certificates shall be kept in a book and shall be issued in consecutive order therefrom. The name of the person owning the Units, the number of Units, and the date of issue shall be entered on the stub of each certificate. Unit certificates exchanged or returned shall be canceled by the General Partner and returned to their original place in the Unit book.




                         (SIGNATURES ON FOLLOWING PAGE)

         IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

                                GENERAL PARTNER


                                UNIVERSITY TOWERS OP gp, LLC,
                                a Delaware limited liability company


                                By:
                                    -------------------------------------

                                Its:
                                    -------------------------------------

                                LIMITED PARTNERS

                                EDUCATION REALTY OPERATING
                                PARTNERSHIP, LP, a Delaware
                                limited partnership


                                Education Realty OP GP, Inc., a Delaware limited liability company, its general partner


                                    By:
                                        -------------------------------------

                                    Its:
                                        -------------------------------------


                                -------------------------------
                                MELTON E. VALENTINE, JR.



                                ALLEN & O'HARA, INC., a Tennessee limited liability company

                                By:
                                   ------------------------------------------
                                Name:  Paul O. Bower
                                Title:  President



                                ---------------------------------------------
                                PAUL O. BOWER



                                ---------------------------------------------
                                THOMAS J. HICKEY



                                ---------------------------------------------
                                ROBERT D. BIRD

The undersigned has executed this Agreement not as a Partner of the Partnership but to agree to the provisions of this Agreement imposing obligations on and granting rights to the Company.

                                   EDUCATION REALTY TRUST, INC.


                                   By:
                                        ---------------------------------------

                                   Its:
                                        ---------------------------------------





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